As filed with the Securities and Exchange Commission on June 23, 2005.

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
            ---------------------------------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
            ---------------------------------------------------------

                         AMERICAN RETIREMENT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


            Tennessee                                            62-1674303
    (State or Other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                           Identification No.)

     111 Westwood Place, Suite 200
           Brentwood, Tennessee                                     37027
(Address of Principal Executive Offices)                         (Zip Code)


          AMERICAN RETIREMENT CORPORATION ASSOCIATE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                  W. E. Sheriff
                          111 Westwood Place, Suite 200
                           Brentwood, Tennessee 37027
                     (Name and Address of Agent For Service)

                                 (615) 221-2250
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                           Proposed     Proposed
                                           Maximum      Maximum
Title of Securities         Amount        Offering      Aggregate     Amount of
      To Be                 To be         Price Per     Offering    Registration
    Registered            Registered        Share*       Price*          Fee
--------------------------------------------------------------------------------
Common Stock, par       500,000 shares     $14.23      $7,115,000        $838
value $.01 per share
--------------------------------------------------------------------------------

* The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Transactions tape for June 22, 2005.

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.01 per share (the "Common Stock"), of American Retirement Corporation, a Tennessee corporation (the "Registrant"), issuable pursuant to the American Retirement Corporation Associate Stock Purchase Plan (the "Plan"). The Registrant's previously filed Registration Statements on Form S-8 (Nos. 333-28657 and 333-106669), as filed with the Securities and Exchange Commission (the "Commission") on June 6, 1997 and June 30, 2003, respectively, are hereby incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended by the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005;

     (c) The Registrant's Current Reports on Form 8-K and 8-K/A filed on January 21, 2005, March 3, 2005, April 25, 2005, May 5, 2005, May 24,
          2005, June 8, 2005, June 8, 2005 and June 8, 2005;

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on May 22, 1997, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby; and

     (e) The description of the Registrant's Common Stock purchase rights contained in the Registration Statement on Form 8-A filed on November 25, 1998, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     Information furnished under Items 2.02 and 7.01 of the Registrant's Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8. Exhibits.

     4.1 American Retirement Corporation Associate Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23197)).

     4.2 First Amendment to American Retirement Corporation Associate Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

     4.3 Second Amendment to American Retirement Corporation Associate Stock Purchase Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-10669)).

     4.4 Third Amendment to American Retirement Corporation Associate Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003).

     4.5 Fourth Amendment to American Retirement Corporation Associate Stock Purchase Plan.

       5  Opinion of Bass, Berry & Sims PLC.

    23.1  Consent of Bass, Berry & Sims PLC (included in Exhibit 5).

    23.2  Consent of KPMG LLP.

      24  Powers of Attorney (included at pages II-3 and II-4).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 23rd day of June, 2005.

                                        AMERICAN RETIREMENT CORPORATION


                                        By:    /s/ W. E. Sheriff
                                           -------------------------------------
                                        Name:  W. E. Sheriff
                                        Title: Chairman, Chief Executive Officer
                                               and President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints W. E. Sheriff and Bryan D. Richardson, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Capacity                            Date
---------                      --------                            ----

/s/ W. E. Sheriff              Chairman, Chief Executive           June 23, 2005
-----------------------------  Officer, President and Director
W. E. Sheriff                  (Principal Executive Officer)


/s/ Bryan D. Richardson        Executive Vice President - Finance  June 23, 2005
-----------------------------  and Chief Financial Officer
Bryan D. Richardson            (Principal Financial and Accounting
                               Officer)


/s/ Frank M. Bumstead          Director                            June 23, 2005
------------------------------
Frank M. Bumstead


/s/ Donald D. Davis            Director                            June 23, 2005
------------------------------
Donald D. Davis

/s/ John C. McCauley           Director                            June 23, 2005
------------------------------
John C. McCauley


/s/ John A. Morris, Jr., M.D.  Director                            June 23, 2005
------------------------------
John A. Morris, Jr., M.D.


/s/ Daniel K. O'Connell        Director                            June 23, 2005
------------------------------
Daniel K. O'Connell


/s/ J. Edward Pearson          Director                            June 23, 2005
------------------------------
J. Edward Pearson


/s/ Nadine C. Smith            Director                            June 23, 2005
------------------------------
Nadine C. Smith


/s/ Lawrence J. Stuesser       Director                            June 23, 2005
------------------------------
Lawrence J. Stuesser

                                  EXHIBIT INDEX


  Exhibit
   Number                       Exhibit Description
   ------                       -------------------

     4.1 American Retirement Corporation Associate Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-23197)).

     4.2 First Amendment to American Retirement Corporation Associate Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

     4.3 Second Amendment to American Retirement Corporation Associate Stock Purchase Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-10669)).

     4.4 Third Amendment to American Retirement Corporation Associate Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003).

     4.5 Fourth Amendment to American Retirement Corporation Associate Stock Purchase Plan.

       5  Opinion of Bass, Berry & Sims PLC.

    23.1  Consent of Bass, Berry & Sims PLC (included in Exhibit 5).

    23.2  Consent of KPMG LLP.

      24  Powers of Attorney (included at pages II-3 and II-4).